UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2011

VALCOM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-28416	58-1700840
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2113A Gulf Boulevard, Indian Rocks Beach, Florida 33785

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (727) 953-9778

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported on Form 8-K filed with the Securities and Exchange Commission on August 24, 2011, on August 22, 2011, a majority of the board of directors of Valcom, Inc. (the “Majority Board”) adopted by written consent a resolution (the “Resolution”) terminating Mr. Vincent Vellardita as President and Chief Executive Officer of Valcom, Inc. (the “Company”), with immediate effect, and appointed Patrick Willemsen as President & Chief Executive Officer of the Company.

On August 30, 2011, the Company held a duly-called special meeting of the Board of Directors of the Company (the “Board Meeting”). At such meeting, the Majority Board reconfirmed, ratified and approved the Written Consent in all respects. Further, the Majority Board expressly voted upon and adopted resolutions terminating Mr. Vincent Vellardita as Chairman of the Board, President and Chief Executive Officerof the Company and appointed Patrick Willemsen as Chairman of the Board, President and Chief Executive Officer of the Company. In addition, at the Board Meeting, the Board authorized and approved the formation of a committee to evaluate and, if decided, proceed with litigation by the Company against Mr. Vellardita in connection with his actions, errors and omissions while serving as Chairman of the Board, President and Chief Executive Officer of the Company.

Item 8.01. Other Events.

The Company has been advised by Silvana Costa Manning, a member of the Board of Directors of the Company (“Manning”), that on August 26, 2011, Manning filed a complaint (the “Complaint”) in the Court of Chancery of the State of Delaware (the “Court”), Case No. 6812, in an action to invalidate the purported removal of three directors, namely, Silvana Costa Manning, Timothy Harrington, and Mike Vredegoor and the purported election of two directors of the Company, namely, Rahul Rathod and Nalin Rathod, pursuant to actions taken by Mr. Vincent Vellardita by means of, among other things, the unlawful issuance of the Company’s securities. In addition, concurrently with the filing of the Complaint, Manning filed a motion for an interim order to maintain the status quo with respect to the business and affairs of the Company, which was named as a nominal defendant in the action. The Motion seeks to maintain the status quo, pending resolution of the action, that accurately reflects the governance structure of the Board of Directors of the Company as of the May 11, 2011 shareholder meeting and prior to Mr. Vellardita’s purported actions removing Manning, Vredegoor and Harrington from the Board of Directors, and the election of two new directors of the Company. In addition, Manning is seeking costs, expenses and reasonable attorney’s fees incurred in connection with this matter, and such other relief as the Court deems just and proper.

Item 9.01 Financial Statements and Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Valcom, Inc.

Date: September 1, 2011	By:	/s/ Patrick Willemsen
Name: Patrick Willemsen
Title: Chief Executive Officer